DAUNHEIMER & DOW LLP CHARTERED ACCOUNTANTS	6620 Crowchild Trail South West Calgary, Alberta, Canada T3E 5R8 Telephone: (403) 217-5925 Facsimile: (403) 217-5934 E-mail: daunheimer-dow@shaw.ca www.daunheimeranddow.com

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the use of our report dated May 15, 2003 with respect to the consolidated financial statements of TransAKT Corp. for the year ended December 31, 2002 included in its 2002 Annual Report on Form 20-F.

Calgary, Canada January 30. 2004	"Daunheimer & Dow LLP" CHARTERED ACCOUNTANTS